UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: June 13, 2016

BLINK COUTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered,
No 30, Jalan Sultan Ismail,
50250, Kuala Lumpur, Malaysia

(Address of principal executive offices)

Registrant’s telephone number, including area code 603- 2110-6809

58 Castle Pines Parkway B-4, Suite 140 Castle Pines, Colorado 80108 (Former name of address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

A change of control of the Registrant occurred on June 13, 2016. On that date, Michael Toh Kok Soon (the "Purchaser"), purchased a total of 277,383 shares of the issued and outstanding common stock of the Registrant (the "Shares"). The Shares were purchased pursuant to the terms of an Agreement for the Purchase of Common Stock dated May 31, 2016, by and between the Purchaser and A. Terry Ray (the "Seller''). The Shares represent approximately 70.55% of the Registrant's issued and outstanding common stock, and as a result, the transaction resulted in a change of control of the Registrant.

As part of the change of control transaction, the holders of 3 convertible promissory notes of the Registrant (the "Notes"), in the aggregate principal amount of $533,925.98, assigned their interest in the notes to the Purchaser. At the option of the holder, the Notes are convertible into shares of common stock of the Registrant at a price of $1 .00 per share.

The amount of consideration for the purchase of the Shares and Notes was U.S. $230,000.00, which was paid in full at closing. The Purchaser used its own capital for acquisition of the Shares.

ITEM 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the change of control transaction described in Item 5.01, on June 13, 2016, A. Terry Ray, the Registrant's sole officer and director, resigned from her respective positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and sole director. Her resignation was not due to a disagreement with the Company.

Immediately prior to her resignation as a director, on June 13, 2016, A. Terry Ray appointed Michael Toh Kok Soon as a director of the Registrant, to fill the vacancy created by her resignation, and also appointed Michael Toh Kok Soon as the Registrant's President, Chief Executive Officer, Chief Financial Officer and Secretary. Michael Toh Kok Soon does not have an employment agreement with the Registrant.

Biographical Information.

Michael Toh Kok Soon is the Managing Director of Toga Capital Sdn Bhd, a consultancy services and customer support services company which focuses on the field of internet technologies, real estate & property development, and information and communication s technology research and development of internet based platforms, helping companies with potential business ideas into successful enterprises.

Prior to joining Toga Capital, he formed Gen Five Global, a Celcom authorized dealer which opened 14 branches throughout Malaysia. Prior to that, he was a global distributor representative at Leroy International, an organization that revolutionized the health industry with a new product utilizing German technology.

Mr. Toh holds a Bachelor of Engineering (Hons.) Electronics degree majoring in Telecommunications from the Multimedia University, Melaka, Malaysia. Telecommunications engineering is a branch of engineering which combines the disciplines of electronics, communications and computer science to design, develop, improve and maintain telecommunications systems:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK COUTURE, INC.

Date: July 15, 2016

/s/ Michael Toh Kok Soon

By:  Michael Toh Kok Soon
Its:   Chief Executive Officer